SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Embassy Suites Hotel

On February 24, 2005, EHP Operating Partnership, L.P. (the “Operating Partnership”), of which Eagle Hospitality Properties Trust, Inc. (the “Company”) is the general partner, acquired the Embassy Suites Hotel Phoenix-Scottsdale for a cash purchase price of $33 million. The Operating Partnership used the net proceeds from a $22.1 million mortgage loan (as described below under “US Bank Loan”) and existing cash to finance this acquisition. The acquisition closed after the expiration on February 18, 2005 of the Operating Partnership’s due diligence period under the Agreement of Purchase and Sale, dated as of December 29, 2004, between the Operating Partnership and UP Stonecreek, Inc. The Operating Partnership’s $750,000 escrow deposit, which became non-refundable upon expiration of the due diligence period, was applied to the purchase price at closing. This hotel will be managed by Commonwealth Hotels, Inc.

$81.8 Million Secured Financing

On February 18, 2005, certain subsidiaries of the Company borrowed $81.8 million from the Prudential Insurance Company of America. The five-year, non-recourse financing involves both a fixed-rate and floating-rate component with $54.8 million fixed at a 5.43% interest rate and the remainder having a variable interest rate 175 basis points over 30-day LIBOR. Approximately $68 million of the proceeds have been used to retire existing floating-rate debt with an average interest rate of approximately 285 basis points over 30-day LIBOR. Unlike the debt retired, there is no principal amortization in the initial 12 months of the loan. The loan is secured by the Embassy Suites Hotel Tampa-Airport/Westshore located in Tampa, Florida, the Embassy Suites Cleveland/Rockside located in Cleveland, Ohio, and the Cincinnati Landmark Marriott located in Covington, Kentucky.

US Bank Loan

In connection with its acquisition of the Embassy Suites Hotel Phoenix-Scottsdale, the Operating Partnership finalized a $22.1 million three-year, full recourse loan having an interest rate of 215 basis points over 30-day LIBOR that is collateralized by the Embassy Suites Phoenix-Scottsdale. During the initial two years of the loan, there is no principal amortization. As discussed above, the proceeds of this loan were used to pay a portion of the purchase price to acquire the Embassy Suites Hotel Phoenix-Scottsdale.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this report regarding the acquisition of the Embassy Suites Hotel Phoenix-Scottsdale is incorporated herein by reference. The financial statements required by Rule 3-14 of Regulation S-X of the Securities Act of 1933 in connection with the acquisition will be filed by an amendment within the time period required by Item 9.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

$81.8 Million Secured Financing

The information set forth under Item 1.01 of this report regarding the $81.8 million secured financing is incorporated herein by reference.

US Bank Loan

The information set forth under Item 1.01 of this report regarding the secured loan from US Bank is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES, INC.

By:	/s/ J. William Blackham
J. William Blackham
President and Chief Executive Officer

Dated: February 25, 2005

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